Exhibit 99.2

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

TRANSACTION DESCRIPTION FOR THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

On August 31, 2011, Penn Virginia Corporation (the “Company”), through its indirect wholly owned subsidiaries Penn Virginia MC Energy L.L.C. (“PVMCE”) and Penn Virginia Oil & Gas Corporation (“PVOG”), completed the previously announced sale of substantially all of PVMCE’s and PVOG’s Arkoma Basin oil and gas assets, together with certain other Mid-Continent oil and gas assets, to Unit Petroleum Company for a purchase price of $30.5 million (the “Transaction”). The oil and gas assets subject to the Transaction are located in Beaver, Caddo, Canadian, Cleveland, Custer, Dewey, Ellis, Garvin, Grady, Haskell, Hughes, Latimer, Le Flore, Logan, McClain, McIntosh, Noble, Oklahoma, Pawnee, Pittsburg, Sequoyah, Stephens and Washita Counties of Oklahoma and Irion, Lipscomb, Ochiltree and Upton Counties of Texas.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of the Company assuming the Transaction occurred as of June 30, 2011 with respect to the balance sheet and as of January 1, 2010 with respect to the statements of income for the six months ended June 30, 2011 and the year ended December 31, 2010.

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	As of June 30, 2011
	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$30,681	$28,690	(a)	$59,371
Accounts receivable, net of allowance for doubtful accounts	67,779	—		67,779
Other current assets	18,344	—		18,344

Total current assets	116,804	28,690		145,494
Property and equipment, net	1,728,121	(30,341	)(b)	1,697,780
Other assets	24,705	—		24,705

Total assets	$1,869,630	$(1,651)		$1,867,979

Liabilities and Shareholders’ equity
Current liabilities	$95,372	$—		$95,372
Other liabilities	18,578	—		18,578
Deferred income taxes	276,405	(578	) (c)	275,827
Long-term debt	597,668	—		597,668

Total liabilities	988,023	(578)		987,445
Shareholders’ equity:
Common stock	269	—		269
Paid-in capital	685,559	—		685,559
Retained earnings	197,059	(1,073	)(d)	195,986
Deferred compensation obligation	3,235	—		3,235
Accumulated other comprehensive loss	(870)	—		(870)
Treasury stock	(3,645)	—		(3,645)

Total shareholders’ equity	881,607	(1,073)		880,534

Total liabilities and shareholders’ equity	$1,869,630	$(1,651)		$1,867,979

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(in thousands except per share data)

	For the Six Months Ended June 30, 2011
	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Natural gas, crude oil and natural gas liquids (NGLs)	$140,702	$(6,057	)(e)	$134,645
Other	1,499	38	(e)	1,537

Total revenues	142,201	(6,019)		136,182
Operating expenses
Lease operating	21,064	(1,858	)(e)	19,206
Gathering, processing and transportation	8,309	(553	)(e)	7,756
Production and ad valorem taxes	7,898	1,435	(e)	9,333
General and administrative	26,306	(94	)(e)	26,212
Exploration	48,916	(3,685	)(e)	45,231
Depreciation, depletion and amortization	67,879	(3,835	)(f)	64,044
Impairments	71,071	(71,071	)(g)	—

Total operating expenses	251,443	(79,661)		171,782

Operating loss	(109,242)	73,642		(35,600)
Other income (expense)
Interest expense	(27,627)	—		(27,627)
Loss on extinguishment of debt	(24,238)	—		(24,238)
Derivatives	8,329	—		8,329
Other	273	—		273

Loss before income taxes	(152,505)	73,642		(78,863)
Income tax benefit	54,247	(25,775	)(h)	28,472

Net loss	$(98,258)	$47,867		$(50,391)

Loss per share:
Basic	$(2.15)			$(1.10)
Diluted	$(2.15)			$(1.10)
Weighted average shares outstanding, basic	45,724			45,724
Weighted average shares outstanding, diluted	45,724			45,724

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(in thousands except per share data)

	For the Year Ended December 31, 2010
	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Natural gas, crude oil and natural gas liquids (NGLs)	$251,336	$(13,316	)(e)	$238,020
Other	3,102	101	(e)	3,203

Total revenues	254,438	(13,215)		241,223
Operating expenses
Lease operating	35,757	(4,420	)(e)	31,337
Gathering, processing and transportation	14,180	(1,534	)(e)	12,646
Production and ad valorem taxes	13,917	(787	) (e)	13,130
General and administrative	58,383	(1,533	)(e)	56,850
Exploration	49,641	(4,170	)(e)	45,471
Depreciation, depletion and amortization	134,700	(7,770	)(f)	126,930
Impairments	45,959	(32,005	)(g)	13,954
Other	709	—		709

Total operating expenses	353,246	(52,219)		301,027

Operating loss	(98,808)	39,004		(59,804)
Other income (expense)
Interest expense	(53,679)	—		(53,679)
Derivatives	41,906	—		41,906
Other	2,403	—		2,403

Loss from continuing operations before income taxes	(108,178)	39,004		(69,174)
Income tax benefit	42,851	(13,652	)(h)	29,199

Net loss from continuing operations	(65,327)	25,352		(39,975)
Income from discontinued operations, net of tax	33,448	—		33,448
Gain on sale of discontinued operations, net of tax	51,546	—		51,546

Net income	19,667	25,352		45,019
Less net income attributable to noncontrolling interests in discontinued operations	(28,090)	—		(28,090)

Income (loss) attributable to Penn Virginia Corporation	$(8,423)	$25,352		$16,929

Earnings (loss) per share attributable to Penn Virginia Corporation - Basic:
Continuing operations	$(1.44)			$(0.88)
Discontinued operations	0.12			0.12
Gain on sale of Discontinued operations	1.13			1.13

Net income (loss)	$(0.19)			$0.37

Earnings (loss) per share attributable to Penn Virginia Corporation - Diluted:
Continuing operations	$(1.44)			$(0.88)
Discontinued operations	0.12			0.12
Gain on sale of Discontinued operations	1.13			1.13

Net income (loss)	$(0.19)			$0.37

Weighted average shares outstanding, basic	45,553			45,553
Weighted average shares outstanding, diluted	45,553			45,787

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of Penn Virginia Corporation and subsidiaries (the “Company”) assuming the Transaction, as described in the Description of Transaction preceding these pro forma financial statements, occurred as of June 30, 2011 with respect to the balance sheet and as of January 1, 2010 with respect to the statements of income for the six months ended June 30, 2011 and the year ended December 31, 2010.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would have been had the Transaction occurred on the dates noted above, or to project the financial position or results of operations of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Transaction and are expected to have a continuing impact on the results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial statements have been made.

The following are descriptions of the columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical – Represents the historical condensed consolidated balance sheet of the Company as of June 30, 2011 and the historical condensed consolidated statements of income of the Company for the six months ended June 30, 2011 and the year ended December 31, 2010.

Pro Forma Adjustments – Represents the adjustments to the historical condensed consolidated financial statements required to derive the pro forma financial position of the Company as of June 30, 2011, assuming the Transaction occurred as of June 30, 2011, and the pro forma results of operations of the Company for the six months ended June 30, 2011 and the year ended December 31, 2010, assuming the Transaction occurred as of January 1, 2010.

2.	Pro Forma Adjustments

Condensed Consolidated Balance Sheet

(a)	To record (i) the cash proceeds ($30.5 million) of the Transaction, minus (ii) the excess ($1.1 million) of estimated revenues over recoverable expenses attributable to the disposed assets for the period from the effective date to the closing date, minus (iii) transaction fees and other related closing costs ($0.7 million).

(b)	To reduce property and equipment by the carrying value of the disposed assets as of June 30, 2011.

(c)	To provide for an income tax benefit for the effects of the pro forma adjustments at statutory rates.

(d)	To record a net loss on the sale of the Arkoma Basin and other assets as of June 30, 2011.

Condensed Consolidated Statements of Income

(e)	To eliminate the revenues and direct operating expenses associated with the disposed assets subject to the Transaction.

(f)	To reverse depreciation, depletion and amortization charges related to the disposed assets.

(g)	To reverse impairment charges related to the disposed assets.

(h)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.